                                   EXHIBIT 11

               MEADOWBROOK INSURANCE GROUP, INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS


                                                            FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                                                            --------------------------------------

                                                                               ACTUAL           PRO FORMA
                                                             1996               1995               1995
                                                             ----               ----               ----
Primary:
      Weighted average shares outstanding                  8,623,690          4,510,001          6,315,832
      Common stock equivalents                               550,795             66,003            464,842
                                                       -------------      -------------       ------------
                                                           9,174,485          4,576,004          6,780,674
                                                       =============      =============       ============

Fully Diluted:
      Weighted average shares outstanding                  8,623,690          4,510,001          6,315,832
      Common stock equivalents                               552,652             66,003            464,842
                                                       -------------      -------------       ------------
                                                           9,176,342          4,576,004          6,780,674
                                                       =============      =============       ============

Income before extraordinary item and
      preferred dividend requirement                   $   6,379,083      $   4,546,445       $  6,546,773
Preferred dividend requirement                               -                  -                  -
                                                       -------------      -------------       ------------
Income applicable to common shareholders
      and before extraordinary item                    $   6,379,083      $   4,546,445       $  6,546,773
Extraordinary item                                           -                  -                  -
                                                       -------------      -------------       ------------
Net income applicable to common
      shareholders                                     $   6,379,083      $   4,546,445       $  6,546,773
                                                       =============      =============       ============



Earnings per share:

Primary -
      Net income before extraordinary item             $      .70          $     .99           $    .97
      Extraordinary item                                       -                  -                  -
      Net income                                              .70                .99                .97

Fully Diluted -
      Net income before extraordinary item                    .70                .99                .97
      Extraordinary item                                       -                  -                  -
      Net income                                              .70                .99                .97

                                   EXHIBIT 11

               MEADOWBROOK INSURANCE GROUP, INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS


                                                               FOR THE QUARTER ENDED SEPTEMBER 30,
                                                               ----------------------------------

                                                                              ACTUAL           PRO FORMA
                                                             1996              1995               1995
                                                             ----              ----               ----
Primary:
      Weighted average shares outstanding                  8,631,029          4,514,521          6,320,469
      Common stock equivalents                               550,795             66,003            464,842
                                                       -------------      -------------       ------------
                                                           9,181,824          4,580,524          6,785,311
                                                       =============      =============       ============



Fully Diluted:
      Weighted average shares outstanding                  8,631,029          4,514,521          6,320,469
      Common stock equivalents                               552,652             66,003            464,842
                                                       -------------      -------------       ------------
                                                           9,183,681          4,580,524          6,785,311
                                                       =============      =============       ============



Income before extraordinary item and
      preferred dividend requirement                   $     493,190      $   2,313,864       $  2,807,821
Preferred dividend requirement                               -                  -                  -
                                                       -------------      -------------       ------------
Income applicable to common shareholders
      and before extraordinary item                    $     493,190      $   2,313,864       $  2,807,821
Extraordinary item                                           -                  -                  -
                                                       -------------      -------------       ------------
Net income applicable to common
      shareholders                                     $     493,190      $   2,313,864       $  2,807,821
                                                       =============      =============       ============

Earnings per share:

Primary -
      Net income before extraordinary item             $      .05         $      .51          $     .41
      Extraordinary item                                       -                  -                  -
      Net income                                              .05                .51                .41
Fully Diluted -
      Net income before extraordinary item                    .05                .51                .41
      Extraordinary item                                       -                  -                  -
      Net income                                              .05                .51                .41